                                                               Exhibit (a)(i)(v)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the proper identification number to give the payor.

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FOR THIS TYPE OF ACCOUNT:           GIVE THE                   FOR THIS TYPE OF ACCOUNT:          GIVE THE
                                    SOCIAL SECURITY                                               EMPLOYER IDENTIFICATION
                                    NUMBER OF:                                                    NUMBER OF:
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
1.   An individual's account        The individual             6.   A valid trust, estate, or     The legal entity (Do not
                                                                    pension trust                 furnish the identifying
                                                                                                  number of the personal
2.   Two or more individuals        The actual owner of                                           representative or
     (joint account)                the account or, if                                            trustee unless the legal
                                    combined funds, the                                           entity itself is not
                                    first individual on                                           designated in the
                                    the account(1)                                                account title.)(4)

3.   Custodian account of a minor   The minor(2)               7.   Corporate account             The corporation
     (Uniform Gift to Minors Act)

4.   (a) The usual revocable        The                        8.   Association, club,            The organization
     savings trust account          grantor-trustee(1)              religious, charitable,
     (grantor is also trustee)                                      educational, or other
                                                                    tax-exempt organization
                                                                    account

     (b) So-called trust account    The actual owner(1)        9.   Partnership                   The partnership
     that is not a legal or valid
     trust under State law

5.   Sole proprietorship account    The owner(3)               10.  A broker or registered        The broker or nominee
                                                                    nominee

                                                               11.  Account with the Department   The public entity
                                                                    of Agriculture in the name
                                                                    of a public entity (such as
                                                                    a State or local
                                                                    government, school
                                                                    district, or prison) that
                                                                    receives agricultural
                                                                    program payments
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

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Show the individual name of the owner. The owner may use either a Social Security Number or Employer Identification Number (if the owner has one).

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, check the box in Part 2 of the substitute Form W-9 and sign and date the certification of a payee awaiting a taxpayer identification number. To obtain a TIN, use Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), available at the local office of the Social Security Administration or the Internal Revenue Service. If the box in Part 2 of the substitute Form is checked, in certain circumstances, the payor may withhold, at a maximum rate of 30%, a portion of any reportable payment made to you within 60 days of the receipt of this form by the payor until you provide a TIN. If you do not supply a TIN within 60 days, a portion of all reportable payments made to you thereafter will be withheld until you provide a TIN.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following (Section references are to the Internal Revenue Code):

         - An organization exempt from tax under section 501(a), an individual retirement account, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

         -        The United States or any agency or instrumentality thereof.

         - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

         - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

         - An international organization or any agency or instrumentality thereof.

Payees who may be exempt include:

         -        A corporation.

         -        A financial institution.

         - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

         -        A real estate investment trust.

         -        A common trust fund operated by a bank under section 584(a).

         -        A trust exempt from tax under section 664 or described in
                  section 4947.

         - An entity registered at all times during the tax year under the Investment Company Act of 1940.

         - A futures commission merchant registered with the Commodity Futures Trading Commission.

         - A middleman known in the investment community as a nominee or custodian.

         -        A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         -        Payments to nonresident aliens subject to withholding under section 1441.

         - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

         - Payments of patronage dividends where the amount received is not paid in money.

         -        Payments made by certain foreign organizations.

         -        Section 404(k) distribution made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

         -        Payments of interest on obligations issued by individuals.

                           NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

         - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

         - Payments described in section 6049(b)(5) to nonresident aliens.

         -        Payments on tax-free covenant bonds under section 1451.

         -        Payments made by certain foreign organizations.

         -        Payments of mortgage or student loan interest.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX LABELED "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to persons who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. Recipients must provide the TIN whether or not they are required to file a tax return. Payors must generally withhold, at a maximum rate of 30%, a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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